As filed with the Securities and Exchange Commission on May 29, 2024

Registration No. 333-271904

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective

Amendment No. 1

To

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AIRSPAN NETWORKS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	85-2642786
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310 Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Airspan Networks Holdings Inc. Amended and Restated 2021 Stock Incentive Plan

(Full title of the plan)

David Brant

Chief Financial Officer

777 Yamato Road, Suite 310

Boca Raton, Florida 33431

(Name and address of agent for service)

(561) 893-8670

(Telephone number, including area code, of agent for service)

Copies to:

Christopher L. Doerksen Dorsey & Whitney LLP 701 Fifth Avenue, Suite 6100 Seattle, WA 98104 (206) 903-8800	Christopher J. Riley General Counsel Airspan Networks Holdings Inc. 777 Yamato Road, Suite 310 Boca Raton, Florida 33431 (561) 893-8670

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory note

The registrant is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (the “Amendment”) in order to deregister any and all securities originally registered by the registrant, and which remain unsold as of the date hereof, pursuant to the Registration Statement on Form S-8 (No. 333-271904), filed with the Securities and Exchange Commission on May 12, 2023 (the “Registration Statement”).

The registrant hereby removes from registration, by means of this Amendment, any and all of the securities registered but unsold under the Registration Statement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a post-effective amendment to Form S-8 and has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on this 28th day of May, 2024.

AIRSPAN NETWORKS HOLDINGS INC.

By:	/s/ Glenn Laxdal
Name:	Glenn Laxdal
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date

/s/ Glenn Laxdal	Chief Executive Officer, President, and Director	May 28, 2024
Glenn Laxdal	(Principal Executive Officer)

/s/ David Brant	Senior Vice President and Chief Financial Officer	May 28, 2024
David Brant	(Principal Financial and Accounting Officer)

/s/ Thomas S. Huseby	Director and Chairman of the Board	May 28, 2024
Thomas S. Huseby

/s/ Michael T. Flynn	Director	May 28, 2024
Michael T. Flynn

/s/ Marc Heimowitz	Director	May 28, 2024
Marc Heimowitz

/s/ Scot B. Jarvis	Director	May 28, 2024
Scot B. Jarvis